STOCK REDEMPTION AGREEMENT

     AGREEMENT, made this 4th day of May 1999, between IRON WILL GROUP LIMITED, a corporation organized and existing under the laws of British Virgin Islands ("Iron Will") with an address at: Room 605A-607A 6/F Empire Centre, Tsim She Tsui East, Kowloon, Hong Kong, and AMERICAN RESOURCES AND DEVELOPMENT COMPANY, a corporation organized and existing under the laws of the State of Utah, ("ARDCO") with an address at: 3855 South 500 West, Suite R, Salt Lake City, Utah 84115 and U,S. POLO ASSOCIATION LTD., a British Virgin Island corporation, ('USPA'), with its principal place of business at:

                                    RECITALS

     WHEREAS, Iron Will and ARDCO each own 10,000 Shares of USPA Stock which together constitute USPA's issued and outstanding Shares of Capital Stock And;

     WHEREAS, Iron Will, or its designee desires to purchase all of the Shares of USPA owned by ARDCO upon the terms and conditions hereinafter set forth.

     In consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

     1. Purchase Price: ARDCO, hereby agrees to sell and deliver to Iron Will and Iron Will, or its designee hereby agrees to purchase from ARDCO, its 10,000 Shams (the "Shams") of USPA represented by Certificate Number One dated October 8, 1998 for the sum of $1,300,000 on the terms and conditions heroin set forth..

     2. Manner of  Payment:  Iron Will shall pay ARDCO for the Shams as follows;
(a) the sum of $100,000 shall be paid upon the execution of the Agreement, said payment shall be non-refundable as set forth herein.

                  (b) the sum of $1,200,000 shall be paid at Closing, which shaft be held thirty (30) days after the date of this Agreement' or if such day is not a business day on the next following business day. Iron Will shall have the option to extend the date of Closing an additional fifteen (15) days provided Iron Will shall pay interest at the rate of prime plus 1/2% per annum during the additional fifteen (15) day period on the balance due to ARDCO.

                  (c) closing shall be held at the Office of Robert A. Spiegelman, 1411 Broadway, New York, NY 10018.

                  (d) payment shall be made by delivery of the Secured Promissory Note dated October 8, 1998 between ARDCO and Jordache Enterprises. Inc. marked "Cancelled" and payment in immediately available funds of $200,000 less interest due to date of closing.

         3. Surrender of Certificates: On the date of Closing, ARDCO shall surrender to Iron Will the Certificates representing the Shares in USPA. ARDCO shall duly endorse Certificates to Iron Will

         4. Resignation of Shareholder: At Closing ARDCO shall deliver the resignations of Robert Mintz and Will Papenfuss as Officers and Directors of the Corporation.

         5. Representations of ARDCO: ARDCO hereby represents that the following material facts are true:

                  (a) ARDCO is a duly organized, validly existing Corporation in good standing, formed under the laws of Utah and is qualified to do business in every jurisdiction appropriate to the nature of its activities and properties.

                  (b) ARDCO has full power and authority to execute this Agreement and deliver all of the Certificates and perform all obligations
 .hereunder. This executed Agreement constitutes a legal, valid and binding obligation of ARDCO, enforceable in accordance with its terms.

                  (c) The  execution  ad  delivery of the  Certificates  and the consummation of the transaction contemplated herein will not (i) violate any constitutional provision, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which ARDCO is subject (i~ conflict With, result in breach of, constitute default under, result in acceleration, of, or create in any party, the right to accelerate, terminate, modify or cancel or require any notice under any note, indenture, mortgage, deed of trust, agreement, contract, lease, license, instrument or other arrangement to which ARDCO is a party.

                  (d) ARDCO is not required to give notice to, make any filing with or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (e) The Shams are wholly owned by ARDCO and have not been sold, exchanged, pledged, forfeited, or otherwise transferred or hypothecated. ARDCO is the legal and beneficial owner of the shares, free and clear of all liens, encumbrances, equities and claims whatsoever, except for a Pledge Agreement dated October 8, 1998 with Jordache Enterprises, Inc., which shall be discharged and satisfied by payment of ARDCO at Closing.

                  (f) ARDCO shall obtain the written consent of USPA Properties Inc., to complete this transaction.

                  (g) Between the date of the Agreement and Closing, ARDCO represents that it will operate the business (U.S. Polo Association Ltd.) in the ordinary course consistent with past practice.

                  (h) ARDCO Shall deliver at Closing a Balance Sheet and Statement of Operations of U.S. Polo Association Ltd., certified by Robert Mintz end Will Papenfuss as officers and directors that said Balance sheet and Statement of Operations am a true and correct statement of the condition of U.S. Polo Association Ltd., as of the date of Closing. '

                  (i) ARDCO shall turn over all books, records and bank accounts of U.S. Polo Association Ltd., at the time of Closing.

         6. Representations by Iron Will: Iron Will hereby represents that the following material facts are true:

                  (a) Iron Will is a duly organized, validly existing corporation in good standing, formed under the laws of the British Virgin Islands and is qualified to do business in every jurisdiction appropriate to the nature of its activities and properties.

                  (b) Iron Will has full power and authority to execute this Agreement and all obligations hereunder. This executed Agreement constitutes a legal, valid and binding obligation of the iron Will enforceable in accordance with its terms.

                  (c) The redemption of the Shares and the consummation of the transaction o contemplated herein will not (i) violate any constitutional provision, statute, regulation,rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Iron Will is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, or create in any party the fight to accelerate, terminate, modify or cancel or require any notice under any note, indenture, mortgage, deed of trust, agreement, contract, lease, license, instrument or other arrangement to which Iron Will is subject.

                  (d) Iron Will is not required to give notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transaction contemplated by this Agreement.

                  (e) There is no pending or overtly threatened action, suit, proceeding or investigation against iron Will in any judicial form or before any administrative body, commission or governmental department, the resolution of which could reasonably be . expected to have a materially adverse effect on the validity enforceability of this Agreement.

         7. Liquidated Damages: If Iron Will defaults under this Agreement, ARDCO as its sole remedy shall be entitled to declare this Agreement null and void and to retain the $100,000 deposit paid hereunder as liquidated damages, where upon the Agreement shall terminate and neither party shall have further claim against the other. If ARDCO defaults under the Agreement, Iron Will, as its sole remedy, will be entitled to declare the Agreement null and void and obtain the refund of its $100,000 deposit hereunder.

         8. Miscellaneous: This Agreement may only be modified in writing signed by both parties.

         9. Entire Agreement: This Agreement constitutes the, entire agreement, between the parties and supersedes any prior agreements or understandings between them with respect to the subject matter hereof.

         10.   Headings:   All  section  headings  in  this  Agreement  are  for
convenience of reference only and are not intended to qualify the meaning of any section.

         11. Separability Provisions: if the operation of any provision of this Agreement is in contravention of existing law, then only such offending provision shall be void, and the remainder of this Agreement shall remain valid.

         12. Binding Agreement: This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their successors and assigns, except as otherwise provided herein.

         13. Counterparts: This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all the parties hereto. Any counterpart of this Agreement, which has attached to it separate signature pages which together contain the signature of all parties or is executed by an attorney-in-fact on behalf of some or all of the parties, shall for all purposes be deemed a fully executed instrument.

         14. Arbitration Clause: Any dispute or controversy arising out of or in connection with this Agreement, or the breach thereof, shall be determined and settled by arbitration in New York City in accordance with the rules of the American Arbitration Association. Any award rendered therein shall be final and binding on the parties and judgment may be entered thereon in any court of competent jurisdiction.

         15. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         16. Jurisdiction: The parties stipulate that the jurisdiction and venue for any disputes pertaining to the subject matter of this Agreement shall be in the State of New York.

         17. Notices: Notices by either party shall be sent to the other party to the address listed on page one of this Agreement.

         II WITNESS WHEREOF, the parties have executed this Agreement as of the date written above,

IRON WILL GROUP LIMITED
/s/ Robert Spiegelman

U.S. POLO ASSOClATION LTD.
/s/ Robert Mintz

AMERICAN RESOURCES AND DEVELOPMENT COMPANY

By:  /s/ Will Papenfuss